Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

BLACKSTONE PRIVATE CREDIT FUND

(Exact Name of Registrant as Specified in Governing Instruments)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee(1)(3)
Fees to be Paid	Equity	Common Stock	457	(o)	$24,000,000,000	—	$24,000,000,000	0.0000927	$2,224,800
Fees Previously Paid	—	—	—		—	—	—	—	—
	Total Offering Amounts						$24,000,000,000		$2,224,800
	Total Fees Previously Paid								$0
	Total Fee Offsets								$0
	Net Fee Due								$2,224,800

(1)

Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee. A total of $12,500,000,000 of common shares of beneficial interest, par value $0.01 per share, were previously registered. This post-effective amendment registers an additional $24,000,000,000 of common shares, resulting in a total of $36,500,000,000 in registered common shares.

(2)	Being registered pursuant to this Registration Statement.
(3)	Calculated pursuant to Rule 457(o) and paid in connection with the filing of this Registration Statement on April 25, 2022.

Explanatory Note

Pursuant to Rule 429 under the Securities Act, the prospectus included herein is a combined prospectus which relates to (i) the Registration Statement File No. 333-248432, dated October 5, 2020, as amended, previously filed by Blackstone Private Credit Fund (the “Registrant”) on Form N-2, the Registration Statement File No. 333-259276, dated September 2, 2021, previously filed by the Registrant on Form N-2 (the “September 2021 Registration Statement,” and together with the October 5, 2020 Registration Statement, the “Prior Registration Statements”), and (iii) the registration by the Registrant of additional securities as set forth herein. This Registration Statement also constitutes a Post-Effective Amendment to the September 2021 Registration Statement, and such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement. Pursuant to the Prior Registration Statements, a total of $12,500,000,000 common shares of beneficial interest, par value $0.01 per share, were previously registered. This Registration Statement has registered an additional $24,000,000,000 of common shares, resulting in a total of $36,500,000,000 in registered common shares.